UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
_________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2018
________________________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Address of principal executive offices:	860 N. McCarthy Blvd., Suite 200, Milpitas, California 95035
Registrant’s telephone number, including area code:	(408) 941- 7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURE

Item 5.07	Submission of Matters to a Vote of Security Holders.
VOTING RESULTS OF 2018 ANNUAL MEETING OF STOCKHOLDERS
The fiscal year 2018 Annual Meeting of Stockholders of the Company was held on November 14, 2018. For more information about the proposals set forth below, please see the Company's definitive Proxy Statement filed with the SEC on September 20, 2018. A total of 4,621,958 (or approximately 86.06%) of the Company's shares issued, outstanding and entitled to vote at the FY 2018 Annual Meeting of Stockholders were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the fiscal year 2018 Annual Meeting of Stockholders.
(1) Proposal 1 - Election of Directors: Election of five nominees to the Company's Board of Directors for a one-year term expiring at the 2019 Annual Meeting of Stockholders, or until their successors are elected and qualified:

	Number of Shares
Nominee	For	Against	Abstain	Broker Non-Votes
Kenneth Kong	3,218,762	326,616	4,427	1,072,153
John Mutch	2,642,863	902,515	4,427	1,072,153
Michael A. Pangia	3,283,188	264,987	1,630	1,072,153
John J. Quicke	3,227,058	318,320	4,427	1,072,153
Dr. James C. Stoffel	3,282,851	265,566	1,388	1,072,153
Each nominee was elected by the Company's stockholders, as recommended by the Company's Board of Directors.
(2) Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm: Ratification of the Audit Committee's appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal year 2019:

For:	4,612,339
Against:	4,958
Abstain:	4,661

Proposal 2 was approved by the Company's stockholders, as recommended by the Company's Board of Directors.
(3) Proposal 3 - Advisory vote on executive compensation. Approval of the advisory vote on executive compensation:

For:	3,341,655
Against:	196,233
Abstain:	11,917
Broker Non-Votes:	1,072,153

Proposal 3 was approved by the Company's stockholders, as recommended by the Company's Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: November 15, 2018	By:	/s/ Walter Stanley Gallagher, Jr.
		Name:	Walter Stanley Gallagher, Jr.
		Title:	Senior Vice President and Chief Operations Officer, Principal Financial Officer